Exhibit 99.1

Independence Holdings Corp. Announces Pricing of Upsized $435 Million Initial Public Offering

Steve McLaughlin, Founder of FT Partners and Gene Yoon, Founder of Bregal Sagemount Form SPAC To Pursue Business Combination in FinTech, Enterprise Software or Tech-Enabled Services

NEW YORK—(BUSINESS WIRE)—Independence Holdings Corp. (the “Company”) announced today the pricing of its initial public offering of 43,500,000 units at a price to the public of $10.00 per unit. The units are expected to commence trading on March 9, 2021 on The Nasdaq Capital Markets (the “Nasdaq”) under the ticker symbol “ACQRU”. The offering is expected to close on March 11, 2021, subject to customary closing conditions.

Each unit consists of one share of Class A common stock and one-fifth of one warrant, each whole warrant entitling the holder to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be traded on the Nasdaq under the symbols “ACQR” or “ACQRW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Company, which is sponsored by its Co-Chairmen Steve McLaughlin, the founder, Chief Executive Officer and owner of Financial Technology Partners LP (“FT Partners”) and Gene Yoon, the founder and Managing Partner of Bregal Sagemount (“Sagemount”), is a newly-organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. acted as the joint book running managers for the offering. The underwriters have been granted a 45-day option to purchase up to an additional 15% of units offered by the Company at the initial public offering price to cover over-allotments, if any.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on March 8, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, email: prospectus@citi.com, tel: (800) 831-9146 and Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005-2836, email: prospectus.CPDG@db.com, tel: (800) 503-4611.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Independence Holdings Corp.

Independence Holdings Corp. is a newly-organized, blank check special purpose acquisition company (SPAC). The Company intends to leverage its deep financial and investing experience, extensive deal flow and large contact networks in order to pursue exceptional opportunities with high-quality growth companies in its focus sectors of financial technology (“FinTech”), software and tech-enabled services (although it may consider transactions in other industries). The Company’s focus is on targeting entities with transaction enterprise values between approximately $1 billion and $5 billion, although it may target companies valued above or below that range.

Steve McLaughlin and Gene Yoon are the Company’s senior sponsors and will serve as our Co-Chairmen and as directors. Through them, the Company is affiliated with FT Partners and Sagemount. FT Partners is a leading FinTech-focused investment banking firm with a nearly 20-year history of providing merger and acquisition, financing and other financial advisory services to FinTech businesses globally. FT Partners has advised on over 300 FinTech M&A and financing transactions and has grown to over 150 employees with offices in San Francisco, New York and London. Sagemount is a growth-focused technology private investment firm with 22 investment professionals, a team of operating professionals dedicated to accelerating portfolio company growth, and $3.5 billion in cumulative capital raised. Since its founding by Mr. Yoon in 2012, Sagemount has made investments in 46 FinTech, software and tech-enabled services companies. Larry Furlong, a Managing Director at FT Partners, is the Company’s Chief Executive Officer and Jaskaran Heir, a Vice President at Sagemount, is Chief Financial Officer.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law. No assurance can be given that the offering will be completed on the terms described, or at all, or that the Company will complete a business combination.

Contacts

For inquiries:

Independence Holdings Corp.

info@indholdings.com

Steve McLaughlin

Co-Chairman

steve.mclaughlin@ftpartners.com

Gene Yoon

Co-Chairman

gene.yoon@sagemount.com

Larry Furlong

Chief Executive Officer

larry.furlong@ftpartners.com

Jaskaran Heir

Chief Financial Officer

jaskaran@sagemount.com